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                                                                        Exh.10.7



                           SHORT-TERM INCENTIVE PLAN
                                FOR OFFICERS OF
                     THE PACIFIC GAS AND ELECTRIC COMPANY
                     ____________________________________


     This is the controlling and definitive statement of the Short-Term Incentive Plan for Officers ("PLAN"/1/) of the Pacific Gas and Electric Company and participating subsidiaries, affiliates, and associations. The purpose of the PLAN is to benefit ratepayers and shareholders by rewarding employees for overall COMPANY performance and for UNIT and individual achievements. The PLAN, as set forth herein, is effective January 1, 1996, and is an amended restated version of the Performance Incentive Plan which was first adopted in 1983. The COMPANY reserves the right to amend, suspend, or terminate the PLAN in its sole discretion at any time.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.01  Committee shall mean the Nominating and Compensation Committee of the
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Board of Directors of the COMPANY.

     1.02  Company shall mean the Pacific Gas and Electric Company, a California
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corporation.

     1.03  Officer shall mean any officer of the COMPANY at the vice
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presidential level or above and the Controller, Treasurer, and Secretary, and such other employees of the Company or of a subsidiary, affiliate, or association as may be designated by the COMMITTEE.

     1.04  Plan shall mean the Short-Term Incentive Plan for Officers, as set
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forth herein and as may be amended from time to time.

     1.05  Plan Administrator shall mean the Committee
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or such individual or individuals as the Committee may appoint to handle the day-to-day affairs of the PLAN and to issue the annual PLAN Administrative Guidelines.

     1.06  Plan Participant shall mean each individual who, under the PLAN
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Administrative Guidelines adopted by the PLAN ADMINISTRATOR, is eligible to receive a PLAN award for the YEAR.

____________________
/1/ Words in all capitals are defined in Article I.
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     1.07  Unit shall mean each of the separate organizational units of the
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COMPANY as defined by the Chief Executive Officer before the beginning of the
PLAN YEAR.

     1.08  Year shall mean a calendar year.
           ----


                                  ARTICLE II

                                  ELIGIBILITY
                                  -----------

     2.01 At the beginning of each YEAR, the PLAN ADMINISTRATOR will issue PLAN Administrative Guidelines which will set forth the criteria for receiving awards under the PLAN. The PLAN Administrative Guidelines will contain rules for determining PLAN eligibility including, but not limited to, eligibility for individuals who are newly hired, promoted, on leaves of absence, deceased, or retired. The PLAN Administrative Guidelines shall also specify the conditions under which awards will be prorated and which elements of pay will be included in the calculation of a PLAN Award. The PLAN Administrative Guidelines shall be attached hereto and made a part hereof and shall be available for review at the request of PLAN PARTICIPANTS.


                                  ARTICLE III

                          ANNUAL PERFORMANCE MEASURES
                          ---------------------------

     3.01 Each YEAR the COMMITTEE shall determine the criteria used to measure the COMPANY's annual performance. The COMMITTEE shall determine the performance measures for the Chief Executive Officer for each YEAR. The Chief Executive Officer, in conjunction with the senior officer of each UNIT, shall set the performance measures for each UNIT for the YEAR. The Chief Executive Officer shall determine the performance measures for those executive officers who are not included in a UNIT. Performance measures for each YEAR shall be attached to the PLAN and are made a part of hereof.

     3.02 As soon as practicable after the beginning of each YEAR, the Chief Executive Officer shall determine the individual performance measures for PLAN PARTICIPANTS and shall assign weightings for each performance measure applicable to each PARTICIPANT.

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     3.03 Each YEAR the Board of Directors shall approve the individual target participation rate for the Chief Executive Officer. The COMMITTEE shall determine the annual individual target participation rates applicable to all other PLAN PARTICIPANTS. A schedule of the individual target participation rates for each YEAR shall be attached to the PLAN and are made a part hereof.

     3.04 The COMMITTEE retains the right to adjust or modify any of the performance measures to reflect extraordinary events which may affect the COMPANY, or if in its sole opinion, application of any of the performance measures substantially overstates or understates actual COMPANY performance.


                                  ARTICLE IV

                                  PLAN AWARDS
                                  -----------

     4.01 As soon as practicable after the end of the YEAR, the actual performance of the COMPANY and, to the extent applicable, the UNIT and individual performance will be measured against the appropriate performance measures adopted for the YEAR.

     4.02 The PLAN award for any PLAN PARTICIPANT will be the sum of the amounts produced under Section 4.01 for each applicable performance measure, further modified by the agreed-upon weightings assigned to each performance measure. Individual awards under the PLAN will be made prior to the end of the first quarter of the year.

     4.03 The COMMITTEE retains the right to terminate the PLAN at any time prior to the payment of any award which may be earned under the PLAN.


                                   ARTICLE V

                           ADMINISTRATIVE PROVISIONS
                           -------------------------

     5.01  Administration.  The PLAN shall be administered by the PLAN
           --------------
ADMINISTRATOR who shall have the authority to interpret the PLAN and make such rules as it deems appropriate. The PLAN ADMINISTRATOR shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing payments hereunder. The PLAN ADMINISTRATOR's interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.

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